POWER OF ATTORNEY


		KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Joan F. Berger and David Kanefsky as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended (the
"Act"), including Section 16 thereof, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Pzena Investment Management, Inc., a Delaware corporation, including, but not limited to Forms 3, 4 and 5 under the Act and any amendments thereto.

		This power of attorney shall be valid from the date hereof until revoked by the undersigned.

		IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 1st day of September, 2007.

/s/ Steven M. Galbraith
Director